EXHIBIT 5

                     [Letterhead of Gaeta & Glesener, P.A.]


                                  June 22, 2002


Board of Directors
Weststar Financial Services Corporation
79 Woodfin Place
Asheville, North Carolina 28801

Ladies and Gentlemen:

As counsel for Weststar Financial Services Corporation (the "Company"), we are furnishing the following opinion in connection with the proposed issuance by the Company of up to 139,370 shares of its common stock, $1.00 par value (the "Common Stock") pursuant to the Weststar Financial Services Corporation 2001 Incentive Stock Option Plan and the Weststar Financial Services Corporation 2001 Nonstatutory Stock Option Plan (collectively, the "Plans"). These securities are the subject of a Registration Statement to be filed by the Company with the Securities and Exchange Commission on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), to which this opinion is to be attached as an exhibit.

We have examined the Articles of Incorporation and Bylaws of the Company, the minutes of meetings of its Board of Directors and such other corporate records of the Company and other documents and have made such examinations of law as we have deemed relevant for the purposes of this opinion. Based upon such examination and such certificate, it is our opinion that the 139,370 shares of Common Stock of the Company which are being registered pursuant to the Registration Statement, may be legally issued in accordance with the Company's Articles of Incorporation and Bylaws, and when so issued and duly delivered against payment therefore pursuant to the Plans as described in the Registration Statement, such shares of Common Stock will be legally issued, fully paid and nonassessable.

We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of North Carolina. The opinion expressed herein does not extend to compliance with state and federal securities laws relating to the sale of these securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement that you are about to file with the Securities and Exchange Commission. Such consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under
Section 7 of the 1933 Act or the  regulations  promulgated  pursuant to the 1933
Act.

                                             Yours very truly,


                                             GAETA & GLESENER, P.A


                                             /s/ Anthony Gaeta, Jr.
                                             ----------------------
                                        By:  Anthony Gaeta, Jr.